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                                                                    Exhibit 23.8

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration Statement of Enersis S.A. on Form F-4, of our report dated January 17, 2003 and February 17, 2004 for Notes 22 and 23 (which expresses an unqualified opinion and includes explanatory paragraphs relating to energy sale and purchase transactions in the Electric Energy Wholesale Market, exchange rates used to translate the financial statements and the effects of the application of the accounting principles generally accepted in the United States of America in the financial statements, the last one restated as described in Note 23) relating to the financial statements of Centrais Eletricas Cachoeira Dourada S.A. as of and for the years ended December 31, 2002 and 2001, not presented separately, appearing in the Annual Report on Form 20-F/A of Enersis for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU
Auditores Independentes

Rio de Janeiro, Brazil

February 18, 2004